UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 24, 2010

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2010, Dominion Resources, Inc. (“Dominion”) and its wholly-owned subsidiary Virginia Electric and Power Company (“Virginia Power”) entered into a $3,000,000,000 Three-Year Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Barclays Capital, The Royal Bank of Scotland plc, and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein. Banc of America Securities LLC, Barclays Capital, J.P. Morgan Securities Inc., RBS Securities Inc. and Wells Fargo Securities, LLC served as Joint Lead Arrangers and Joint Bookrunners. This credit facility replaces the $3.0 billion five-year facility dated February 28, 2006. The lending commitments under the previous credit agreement, under which no loans were outstanding, were terminated upon the closing of the new facility. A copy of the new credit agreement is included as Exhibit 10.1.

In addition, on September 24, 2010, Dominion and Virginia Power entered into a $500,000,000 Three-Year Revolving Credit Agreement with Keybank National Association, as Administrative Agent, Bayerische Landesbank, New York Branch, and U.S. Bank National Association, as Syndication Agents, and other lenders named therein. Bayerische Landesbank, New York Branch, Keybank National Association and U.S. Bank National Association served as Joint Lead Arrangers and Joint Bookrunners. A copy of the credit agreement is included as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits:
10.1	$3,000,000,000 Three-Year Revolving Credit Agreement among Dominion Resources, Inc., Virginia Electric and Power Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Barclays Capital, The Royal Bank of Scotland plc, and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein (filed herewith).

10.2	$500,000,000 Three-Year Revolving Credit Agreement among Dominion Resources, Inc., Virginia Electric and Power Company, Keybank National Association, as Administrative Agent, Bayerische Landesbank, New York Branch, and U.S. Bank National Association, as Syndication Agents, and other lenders named therein (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ James P. Carney
James P. Carney
Vice President and Assistant Treasurer

Date: September 28, 2010